UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.)

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☒ Definitive Proxy Statement

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TAYLOR DEVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TAYLOR DEVICES, INC.

90 TAYLOR DRIVE

NORTH TONAWANDA, NEW YORK 14120

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF TAYLOR DEVICES, INC.

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of TAYLOR DEVICES, INC. (the "Company") will be held in person at the Hyatt Place Buffalo/Amherst, 5020 Main Street, Amherst, New York, 14226 on October 17, 2025, at 11:00 a.m., Eastern Time.  There will also be a live webcast of the Annual Meeting available on the Company’s website at www.taylordevices.com/annual-shareholders-meeting/. The webcast is being made available only for informational purposes. The Annual Meeting is being held in person, and accessing the webcast will neither count as attendance for purposes of meeting quorum requirements nor enable a shareholder to vote. Our shareholders of record at the close of business on August 18, 2025, the record date for the Annual Meeting, may vote at the meeting by attending in person or following the instructions in the Company’s proxy materials.  Shareholders who do not attend in person are encouraged to vote by proxy. At the Annual Meeting, shareholders will act on the following items:

1. To elect one Class 3 director of the Company to serve a three-year term to expire in 2028, or until the election and qualification of his successor. [Robert Carey]

2.    To ratify the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2026.

3.   To approve and adopt the 2025 Taylor Devices, Inc. Stock Option Plan.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on August 18, 2025, as the record date for determining which shareholders shall be entitled to notice of and to vote at the Annual Meeting.  SHAREHOLDERS MAY ATTEND THE MEETING BY PROXY.  SHAREHOLDERS ARE REQUESTED TO PROMPTLY SUBMIT THEIR VOTE BY INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD.  THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS

DATED:	September 5, 2025	Mark V. McDonough
	North Tonawanda, New York	Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

The Proxy Statement and the 2025 Annual Report to shareholders are available at www.taylordevices.com/investors.

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PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

OF

TAYLOR DEVICES, INC.

90 TAYLOR DRIVE

NORTH TONAWANDA, NEW YORK 14120

TO BE HELD ON OCTOBER 17, 2025

This Proxy Statement is furnished to shareholders by the Board of Directors of Taylor Devices, Inc. (referred to in this Proxy Statement as the “Company,” “we,” “us” or “our”) in connection with the solicitation of proxies for use at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on October 17, 2025, at 11:00 a.m., Eastern Time, and at any adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about September 5, 2025.

If the enclosed form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the proxy's instructions.  Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Corporate Secretary of the Company at 90 Taylor Drive, North Tonawanda, New York 14120, by appearing at the Annual Meeting in person and voting their shares or by submitting another duly executed proxy bearing a later date.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on August 18, 2025, as the record date for determining the holders of our common stock entitled to notice of and to vote at the Annual Meeting.  On August 18, 2025, the Company had outstanding and entitled to vote a total of 3,147,193 shares of common stock.  Each outstanding share of common stock is entitled to one vote on all matters to be brought before the Annual Meeting.

For shares held in the name of a broker or other nominee, the owner may vote such shares at the Annual Meeting if the owner brings with him or her a letter from the broker or nominee confirming his or her ownership as of the record date and a legal proxy.

PROPOSAL 1

ELECTION OF DIRECTOR

General

Each year, a director or directors comprising one of the three Classes of the Board of Directors of the Company are proposed by the Board of Directors for election by the shareholders, each to serve for a three-year term, or until the election and qualification of his or her successor. The Board of Directors, acting upon the recommendation of the Nominating Committee, named Mr. Robert Carey as the nominee to be elected at this Annual Meeting.

The persons named on the enclosed form of proxy will vote all shares present at the Annual Meeting for the election of the nominee, unless a shareholder directs otherwise.  Should Mr. Carey be unable to serve, proxies will be voted in accordance with the best judgment of the person or persons acting under such authority. The Board expects that the nominee will be able to serve if elected.

The Company believes that the nominee has professional experience in areas relevant to its strategy and operations.  The Company also believes that the nominee has other attributes necessary to guide the Company and help the Board function effectively, including high personal and professional ethics, the willingness to engage management and each other in a constructive and collaborative fashion, the ability to devote significant time to serve on the Board and its committees and a commitment to representing the long-term interests of the shareholders.  In addition to these attributes, in Mr. Carey’s biography set forth below, the Company has highlighted specific experience, qualifications and skills that led the Nominating Committee and the Board to conclude that Mr. Carey should continue to serve as a director.

Class 3 Director Whose Term Will Expire in 2028, if Elected

Robert M. Carey, 80, has served as a director since 2020.

Mr. Carey brings over forty-five years of experience ranging from General Management to consultative work to the Company.  He was the General Manager of the Reichert Analytical Instruments group from 2001 to 2009. The company manufactures and internationally sells a variety of analytical measurement instruments for use in medicine, food processing, and biotechnology research.

Mr. Carey was the Principal at CMA, Ltd from 1990 to 2001. CMA, Ltd provides consulting services to the manufacturing sector in the area of organization, operational change, and strategic planning. Mr. Carey was also a Partner in Decision Processes International (DPI) from 1999 to 2001. DPI is an international strategic planning consultancy working with companies of all sizes.

In 1979 Mr. Carey joined Wilson Greatbatch Ltd. (now Integer Holdings) as North American Sales Manager. Mr. Greatbatch held the patents for the implantable pacemaker. The eponymously named company is the world’s leader in implantable power sources.  In 1981 Mr. Carey was named Vice President of Wilson Greatbatch and General Manager of the Electrochem Division. Electrochem manufactures and internationally sells high energy batteries used in rugged or remote environments such as space, oil and gas drilling, the military and the ocean.

He earned a Bachelor of Science in Microbiology from the State University of California, Long Beach, and a Master of Business Administration from the State University of New York at Buffalo. Mr. Carey served in the U.S. Army achieving the rank of Captain.

The Company believes that Mr. Carey’s experience in strategic planning for technical manufacturing companies and his knowledge of lean manufacturing, related statistical techniques, and team-based organization structures qualify him to serve as a member of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE.

Class 1 Director Whose Term Will Expire in 2027

John Burgess, 80, has served as a director since 2007 and is currently the Chairman of the Board of Directors.

Mr. Burgess gained his international strategy, manufacturing operations and organizational development expertise from his more than 40 years of experience with middle market public and privately-owned companies. Mr. Burgess served as President and CEO of Reichert, Inc. a leading provider of ophthalmic instruments, and spearheaded the acquisition of the company from Leica Microsystems in 2002, leading the company until its sale in January 2007.  Prior to the acquisition, Mr. Burgess served as President of Leica’s Ophthalmic and Educational Divisions before leading the buyout of the Ophthalmic Division and formation of Reichert, Inc.

From 1996 to 1999, Mr. Burgess was COO of International Motion Controls, a $200 million diversified manufacturing firm. During his tenure there, he led a significant acquisition strategy that resulted in seven completed acquisitions and sixteen worldwide businesses in the motion control market. Previously, Mr. Burgess operated a number of companies for Moog, Inc., and Carleton Technologies, including six years as President of Moog’s Japanese subsidiary, Nihon Moog K.K. located in Hiratsuka, Japan. Moog, Inc. is the global leader in electro-hydraulic servo control technology with focus on the aerospace and defense sectors. Mr. Burgess is also a former Operating Partner of Summer Street Capital Partners.

Mr. Burgess earned a Bachelor of Science in Engineering from Bath University in England, and a Master of Business Administration from Canisius College. Currently Mr. Burgess is a Director of Bird Technologies Corporation of Solon, Ohio.

As a result of the positions and experience described above, Mr. Burgess demonstrates leadership skills with his strong background in financial and accounting matters.  He serves as Chairman of the Audit Committee as well as the Audit Committee financial expert.  The Company believes that Mr. Burgess' academic background, and his experience in executive positions at a range of companies in industries related to that of the Company, qualify him to serve as a member of the Board of Directors.

F. Eric Armenat, 66, has served as a director since 2018.

Mr. Armenat has 40 years of business experience across a myriad of industries both private and public. He most recently served as the President and Chief Executive Officer of Multisorb Filtration Group which he successfully spearheaded the sale of in early 2018 from a private equity owner.  Multisorb is the world leader in the active packaging industry solving complex technical challenges in the pharmaceutical, food, and industrial markets.

From 2012 to 2016, Mr. Armenat served as President and Chief Executive Officer for several companies owned by private equity.  These companies included healthcare delivery, medical waste collection and disposal as well as active packaging. He was responsible for the successful business improvement and eventual divestiture of the companies.

From 2009 to 2012, Mr. Armenat served as Chief Operating Officer of Avox Systems (Zodiac Aerospace), a leading supplier of aircraft oxygen systems. From 1994 to 2009, he served as Vice President of Operations and then President and General Manager of Carleton Technologies (Cobham Mission Systems), a global leader of technology for the military and commercial aviation markets.  Mr. Armenat also worked as an Operations Management Consultant with Ernst and Young beginning in 1984.

Mr. Armenat earned his Bachelor of Science Degree in Industrial Engineering from Southern Illinois University and his MBA in Finance and Accounting from St. Bonaventure University. He also proudly served in the United States Air Force.

Mr. Armenat’s management and industry experience enable him to provide the Board with a perspective on the Company’s business, operations, and strategic issues. The Company believes that Mr. Armenat's education, positions and experience described above qualify him to serve as a member of the Board of Directors.

Class 2 Director Whose Term Will Expire in 2026

Timothy J. Sopko, 59, is the Company’s Chief Executive Officer and has served as a director since 2020.

Mr. Sopko’s business experience spans more than thirty years in aerospace (military and civil), industrial as well as commercial markets with a primary focus in the areas of engineering, product development, program management, operations, and business management.

Prior to joining Taylor Devices as CEO in April 2019, Mr. Sopko was Vice President and General Manager of Carleton Technologies Inc. (d.b.a. Cobham Mission Systems) in Orchard Park, New York, a Department of Defense contractor.  While there, he also held the positions of General Manager, Director of Engineering and Programs, Director of Engineering and Director of Business Development. Under Mr. Sopko’s leadership as VP and GM, Carleton successfully grew annual sales from $110m to over $200m.

After nine years of Design Engineering and Program Management in industry (1988-1997), Mr. Sopko co-founded Comprehensive Technical Solutions Inc., which provides product design engineering services to companies across the United States as well as produces and supports a portfolio of internally funded products.

Mr. Sopko is a Mechanical Engineering graduate of The State University of New York at Buffalo where he was also a member of the University’s Mechanical and Aerospace Dean’s Advisory Board for over ten years. Mr. Sopko is also an author and/or co-author on several US Patents.  The Company believes that Mr. Sopko’s knowledge and experience in various management positions within the industry make him qualified to serve on the Company’s Board of Directors.

Class 3 Director Whose Term Will Expire at the Annual Meeting

Alan R. Klembczyk, 59, has served as a director since 2018.

Since graduating from the University of Buffalo in 1987 with a degree in Mechanical Engineering, Mr. Klembczyk has held key positions in Sales, Engineering and Executive Management at Taylor Devices. Over the last 37 years, he has held titles such as Design Engineer, Assistant Chief Engineer, Chief Engineer, Vice President of Sales & Engineering, and he served as President of the Company from 2018 until 2025.

Mr. Klembczyk has been responsible for establishing new Sales & Marketing policies and has been directly involved with defining internal Company policy and strategic direction in cooperation with all levels of Taylor Devices’ Management.

He has been an integral part of the team that managed upgrades to the Quality System and obtaining third party certification to International Standards ISO 9001, ISO 14000 and Aerospace Standard AS9100.

Mr. Klembczyk has served for many years on the Technical Advisory Group for the US Shock and Vibration Information & Analysis Center (SAVIAC) and the Shock and Vibration Exchange (SAVE).  In 2019, he received the Distinguished Service Award from SAVE.  Additionally, he has been a tutorial and course instructor for various organizations internationally and has participated in technical conferences and symposia.  He is a founding member and first co-chair of the Industry Partner Committee of the US Resiliency Council.

Mr. Klembczyk has participated in many research projects for products for military & aerospace, industrial, and structural applications.  He has served as Program Manager for many of these projects and has worked with academia including the University at Buffalo’s MCEER: Earthquake Engineering to Extreme Events, among others.

He has published several papers describing unique applications for structural dampers, tuned mass dampers, vibration isolators, shock absorbers, and shock isolators and holds US Patents for some of these components.  These papers have been published by SAVE, SAVIAC, the Society for Experimental Mechanics (SEM) and the Applied Technology Council (ATC).

The Company believes that his wide-ranging roles throughout his career at the Company provide him with significant leadership, industry, marketing, and international experience, which qualify him to serve as a member of the Board of Directors.

Executive Officer

Paul M. Heary, 55, has served the Company as Chief Financial Officer since January 1, 2023.

Mr. Heary has over twenty years of experience serving in senior financial management positions for several public and privately owned middle market western New York manufacturers.  Prior to joining Taylor Devices, Mr. Heary was Chief Financial Officer of Multisorb Filtration Group, a leader in sorbent technology serving pharmaceutical, food and industrial markets, from 2016 to 2022.  At Multisorb, Mr. Heary played a key role in guiding the company through its 2018 sale from a private equity owner.  From 2006 to 2016, he was the Senior Finance Director at Carleton Technologies (d.b.a Cobham Missions Systems), a global leader in technology for the aerospace and defense market.

Mr. Heary, who joined Taylor Devices in September 2022, has BS (Accounting) and MBA degrees from The State University of New York at Buffalo and previously held certifications for public and management accounting (CPA and CMA).

CORPORATE GOVERNANCE

Board Committees and Meetings

During the fiscal year ended May 31, 2025, the Board of Directors met three times with all the Board members in attendance.  All Board members traditionally attend the annual meeting of shareholders, notwithstanding that the Company does not have a policy with regard to attendance.  All five Board members attended the Company's 2024 Annual Meeting of Shareholders held on October 25, 2024.

The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all the powers and authority of the Board in the management of the business of the Company.  The Executive Committee is comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Burgess.

The Audit Committee assists the Board of Directors with its oversight of the integrity of the Company's financial statements and internal controls, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditor.

The Audit Committee, comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Burgess, is governed by an Audit Committee Charter which was adopted by the Board of Directors.  The Board of Directors has determined that Mr. Burgess is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.  The Audit Committee met five times during the fiscal year ended May 31, 2025, with all members in attendance.

The Compensation Committee, comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Armenat, reviews the compensation of the Company's executive officers, and makes recommendations in that regard to the Board as a whole.  The Compensation Committee also administers the Company's stock option plans.  The Compensation Committee met three times during the fiscal year ended May 31, 2025, with all members in attendance.

The Nominating Committee, comprised of Messrs. Carey, Burgess and Armenat and chaired by Mr. Carey, is responsible for identifying and evaluating individuals qualified to become Board members and recommending to the Board candidates to stand for election or re-election as directors.  The Nominating Committee met twice during the fiscal year ended May 31, 2025, with all members in attendance.

The charters for the Company’s Audit, Compensation and Nominating Committees are available online at www.taylordevices.com/investors.  Shareholders may also request a printed copy upon written request to: Mark V. McDonough, Corporate Secretary, Taylor Devices, Inc., 90 Taylor Drive, North Tonawanda, New York 14120.

Independence.  Messrs. Carey, Burgess and Armenat are independent directors within the meaning of Rule 5605 of the Nasdaq Listing Rules.

Process for Identifying and Adding New Directors

The Nominating Committee is governed by the terms of its charter with respect to the consideration and selection of nominees proposed for election to the Board of Directors, including those recommended by shareholders.

The Criteria and Procedures.

The Company strives to have a Board of Directors that will work diligently to promote the long-term interests of the Company and its shareholders.  To that end, the Nominating Committee charter sets forth certain director qualification criteria (the "Criteria") that the Nominating Committee and the Board believe are necessary for a director of the Company to possess and provides a description of the procedures to be followed when making a recommendation as to any nominee.  So long as any director nominee proposed by shareholders meets the Criteria, the Nominating Committee will consider that nominee on the same basis as other candidates. The Criteria include integrity, reputation, judgment, knowledge, independence, experience and accomplishments, board interaction, commitment, skills, and long-term commitment to service on our Board. The Committee is required to apply the Criteria to candidates recommended by a Nominating Committee member, other directors, and management, as well as to any candidate meeting the Criteria recommended by shareholders.

During the selection process, the Nominating Committee seeks to include a wide range of backgrounds and viewpoints within the Board and adheres to the Company's policy of maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual preference or orientation, marital status, or any other legally protected class.  The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company's business.

In addition, the Board assesses annually its overall effectiveness by means of a self-evaluation process.  This evaluation includes, among other things, an assessment of the overall composition of the Board, including a discussion as to whether the Board has adequately considered diversity, among other factors, in identifying and discussing director candidates.

The Evaluation Process.

The Nominating Committee charter also describes the process for identifying and evaluating nominees for director, including those nominated by shareholders. In each instance, the Nominating Committee assesses the Board's present composition based upon the Company's current and future needs. The selection of candidates is intended to provide the Board with an appropriate balance of expertise or experience in accounting and finance, technology, management, international business, compensation, corporate governance, strategy, industry knowledge and general business matters.

Director Nominee.

The Nominating Committee recommended Mr. Robert Carey to the Board of Directors as the proposed Class 3 Director nominee to stand for election by shareholders at the Annual Meeting.

Nominees by Shareholders.

Shareholders of the Company may make their suggestions for a director nominee to the entire Board of Directors or to any individual director, by a submission directed to the Company's Corporate Secretary's Office.  The Corporate Secretary's Office will then forward the recommendation, together with all supporting documentation, to Mr. Carey, as Chairman of the Nominating Committee.  Supporting documentation must include a detailed background of the proposed candidate and demonstrate how the candidate meets the Criteria. The Nominating Committee applies the same standards in considering nominees submitted by shareholders as it does in evaluating all other candidates. For details regarding the shareholder director nominee process, including applicable requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our by-laws, see “Shareholder Proposals and Director Nominations for the 2026 Annual Meeting.”

Communicating with the Board of Directors

Although the Board of Directors does not have a formal procedure for shareholders to send communications to the Board of Directors, a shareholder may communicate with the Company at its website at www.taylordevices.com/about-us/investors. The Company will relay communications to directors if an express request to do so is included in the shareholder communication.

Insider Trading Policies and Procedures

On July 26, 2024, the Company adopted a Policy against Insider Trading (the “Insider Trading Policy”), which contains certain insider trading policies and procedures that govern the purchase, sale and other dispositions of our securities by our directors, officers, employees and agents. We believe these policies and procedures in the Insider Trading Policy are reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq Listing Rules.

Code of Ethics

On August 23, 2003, the Company adopted a Code of Ethics (the "Code") which is a compilation of written standards reasonably designed to deter wrongdoing and promote honest and ethical conduct.  Code requirements include, among others, the preparation of full, fair, timely and understandable disclosure in documents that the Company files with and submits to the SEC; compliance with governmental laws, rules and regulations; prompt internal reporting of violations to the Code; and accountability for adherence to the Code.  There have been no amendments to the Code since its adoption, and it was re-adopted by the Board of Directors on March 12, 2020.

Board Leadership Structure

Subsequent to the retirement of Douglas P. Taylor on May 31, 2018, the Board of Directors appointed long-time independent director John Burgess as Chairman of the Board.  The Board also appointed Timothy J. Sopko as Chief Executive Officer in April 2019.  In doing so, the Board believes that this is the most effective leadership structure for the Company and is in the best interests of its shareholders. The Board believes that Messrs. Burgess and Sopko are best suited to serve in their respective roles because their collective knowledge and experience within the industry will allow them to identify strategic priorities and opportunities, and thus more effectively execute the Company's strategy and achieve long-term success.

Board Risk Oversight

Risk management is primarily the responsibility of the Company's management; however, the Board has responsibility for overseeing management's identification and management of those risks. The Board considers risks in making significant business decisions and as part of the Company's overall business strategy. The Board and its committees, as appropriate, discuss and receive periodic updates from senior management regarding significant risks, if any, to the Company in connection with the annual review of the Company's business plan and its review of budgets, strategy, and major transactions.

Each Board committee assists the Board in overseeing management of the Company's risks within the areas delegated to that committee, and is tasked with reporting to the full Board, as appropriate. The Audit Committee is responsible for risks relating to its review of the Company's financial statements and financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting, and compliance with legal and regulatory requirements. The Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company's compensation programs. The Nominating Committee oversees risk as it relates to the Company's director selection processes. Each committee has full access to management.  In addition, the Audit Committee meets regularly with the Company's independent auditors.

Report of the Audit Committee for the Fiscal Year Ended May 31, 2025

The information contained in this Audit Committee Report shall not be deemed to be soliciting material or deemed to be filed with or incorporated by reference in filings with the U.S. Securities and Exchange Commission ("SEC"), or subject to the liabilities of Section 18 of the Exchange Act.

As required by the terms of the Audit Committee Charter, the undersigned members of the Audit Committee have:

1.	Reviewed and discussed the Company's audited financial statements with management of the Company;
2.

Reviewed and discussed with Lumsden & McCormick, LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standards No. 16 (Communication with Audit Committees);

3.

Received the written disclosures and the letter from Lumsden & McCormick, LLP, as required by the Public Company Accounting Oversight Board, regarding Lumsden & McCormick, LLP's communications with the Audit Committee concerning independence, and has discussed with Lumsden & McCormick, LLP its independence; and

4.

Based on the foregoing, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended May 31, 2025 for filing with the SEC.

Respectfully submitted, John Burgess F. Eric Armenat Robert M. Carey

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Director Compensation – Fiscal Year Ended May 31, 2025

Mr. Burgess, the Chairman of the Board of Directors, receives an $11,000 quarterly retainer fee, and Messrs. Armenat and Carey, the other two non-employee members of the Board of Directors, each receives a $7,000 quarterly retainer fee.

The Audit Committee meets independently of the Board of Directors not less than five times each year.  Each committee member receives a fee of $2,000 per committee meeting.

The Nominating Committee meets independently of the Board of Directors not less than twice a year.  Each committee member receives a fee of $1,000 per committee meeting.

The Compensation Committee meets independently of the Board of Directors not less than twice a year.  Each committee member receives a fee of $1,000 per committee meeting.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

Pursuant to the formula set forth in the 2022 Taylor Devices, Inc. Stock Option Plan, on April 18, 2025, the fixed date of the grant, each director and the Company's Chief Financial Officer were granted options to purchase 7,000 shares of the Company's common stock.  The exercise price was $30.55, which was the fair market value for a share of common stock on April 17, 2025, the last trading day immediately preceding the date of grant under the 2022 Plan. These options were granted pursuant to a predetermined schedule, and neither the Board of Directors nor the Compensation Committee took material nonpublic information into account when determining the timing and terms of our option awards, and the Company does not purposely accelerate or delay the public release of material information for the purpose of affecting the value of its option awards. It is the Company’s practice to issue option grants to our non-executive officer employees at the discretion of the Board, and these option grants typically occur in October of each year. Except as disclosed herein, we have no policies or practices to disclose pursuant to Item 402(x) of Regulation S-K.

Director Compensation Table

The following table provides the compensation of the Company’s non-employee directors for the fiscal year ended May 31, 2025:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
John Burgess	$59,000	$79,980	$138,980
F. Eric Armenat	$43,000	$79,980	$122,980
Robert M. Carey	$43,000	$79,980	$122,980

(1) Assumptions made in the valuation of option awards are described in Note 13, “Stock Option Plans,” to the Company's Consolidated Financial Statements included in the Company's Annual Report to Shareholders accompanying this Proxy Statement. Mr. Burgess, Mr. Armenat and Mr. Carey had an aggregate of 56,000, 41,000 and 21,000 option awards outstanding as of May 31, 2025, respectively.

EXECUTIVE COMPENSATION

Overview of Compensation Program

The primary purpose of the Compensation Committee is to annually review and approve the Company's overall compensation philosophy and establish corporate goals and objectives consistent with that philosophy.

Duties and Responsibilities

In keeping with its primary purpose, the Compensation Committee annually evaluates the performance of the Company's executive officers, determines and approves the compensation of the CEO, including individual elements of salary, bonus, supplemental retirement, incentive and equity compensation, and determines and approves executive officer (non-CEO) compensation, incentive compensation plans and equity-based plans.  In its deliberations, the Compensation Committee considers Company performance, compensation at comparable companies, past years' compensation to the Company's executive officers and other relevant factors.

Summary Compensation Table

The following table sets forth compensation paid to or earned by the Company's Chief Executive Officer, President and Chief Financial Officer (our “Named Executive Officers” or “NEOs”) for fiscal years 2025 and 2024.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)(2)	All other compensation ($)(3)	Total ($)
Timothy J. Sopko Chief Executive Officer	2025 2024	$320,000 $300,000	$203,000 $307,863	$79,980 $121,433	$28,716 $26,608	$631,696 $755,904
Alan R. Klembczyk (4) President	2025 2024	$242,050 $242,050	$153,550 $248,394	$79,980 $121,433	$17,005 $14,737	$492,585 $626,614
Paul M Heary Chief Financial Officer	2025 2024	$238,000 $231,000	$150,981 $237,054	$79,980 $121,433	$15,122 $12,877	$484,083 $602,364

(1) Pursuant to its Management Bonus Policy, for the fiscal year ended May 31, 2025, the Company paid bonuses to the executive officers named in the Summary Compensation Table above.  Under the policy, the Compensation Committee may approve payment for performance based on an amount, calculated in the aggregate for all participants, and of no more than 15% of net income of the Company for the fiscal year then ended.

(2) Option awards include 7,000 options awarded to Mr. Sopko in 2025 and 2024; 7,000 options awarded to Mr. Klembczyk in 2025 and 2024; and 7,000 options awarded to Mr. Heary in 2025 and 2024.  See also the information under the heading “Security Ownership of Certain Beneficial Owners and Management.” Assumptions made in the valuation of option awards are described in Note 13, “Stock Option Plans,” to the Company's Consolidated Financial Statements included in the Company's Annual Report to Shareholders accompanying this Proxy Statement.

(3) For each fiscal year, amounts for Messrs. Sopko, Klembczyk and Heary include a Company match to the 401(k) plan.  For Mr. Sopko, this number also includes a car allowance for each fiscal year.

(4) As previously disclosed by the Company, Mr. Klembczyk retired as the Company’s President as of June 1, 2025.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table sets forth information regarding unexercised stock options held by the Company’s executive officers named in the Summary Compensation Table.

Name	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date
Timothy J. Sopko	5,000 5,000 5,000 7,000 7,000 7,000	$ 9.8500 $11.9500 $ 9.5250 $19.9550 $46.9926 $30.5500	04/18/30 04/22/31 04/18/32 04/18/33 04/18/34 04/18/35
Alan R. Klembczyk	3,000 3,000 5,000 5,000 5,000 7,000 7,000 7,000	$19.2550 $12.2792 $11.9750 $ 9.8500 $11.9500 $19.9550 $46.9926 $30.5500	08/03/26 08/04/27 04/18/29 04/18/30 04/22/31 04/18/33 04/18/34 04/18/35
Paul M. Heary	7,000 7,000 7,000	$19.9550 $46.9926 $30.5500	04/18/33 04/18/34 04/18/35

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial and operational performance of the Company.

The Compensation Committee did not consider the pay versus performance disclosure when making its compensation decisions for the 2025 fiscal year.  As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial and operational performance of the Company for each of the last three completed fiscal years.

The table below summarizes compensation values reported in our Summary Compensation Table, as well as the adjusted values required in this section for the fiscal years ended May 31, 2025, 2024 and 2023.

Pay versus Performance Tables

	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Income (Loss) ($)
2025	$631,696	$631,696	$488,334	$488,334	$393	$9,413,136
2024	$755,904	$755,904	$614,489	$614,489	$526	$8,998,762
2023	$509,830	$509,830	$360,991	$360,991	$198	$6,287,358

(1) Mr. Sopko was our principal executive officer (“PEO”) for the fiscal years ended May 31, 2025, 2024 and 2023.

(2) The non-PEO named executive officers for whom the average compensation is presented in these tables are Alan R. Klembczyk, Paul M. Heary and Mark V. McDonough.

	2025 PEO ($)	2024 PEO ($)	2023 PEO ($)	2025 Non-PEO Named Executive Officer ($)	2024 Non-PEO Named Executive Officer ($)	2023 Non-PEO Named Executive Officer ($)
Total Compensation from Summary Compensation Table	$631,696	$755,904	$509,830	$488,334	$614,489	$360,991
Subtract: Grant date fair value or equity awards granted during the covered year	$(79,980)	$(121,433)	$(47,017)	$(79,980)	$(121,433)	$(33,584)
Add: Fair value as of end of covered year of equity awards granted during covered year that were outstanding and unvested as of end of covered year	-	-	-	-	-	-
Add: Change in fair value from end or prior year to end of current year for equity awards granted in prior years that were outstanding and unvested at end of current year	-	-	-	-	-	-
Add: Fair value as of vesting date of equity awards that were granted and vested in same year	$79,980	$121,433	$47,017	$79,980	$121,433	$33,584
Add: Change in fair value from end of prior year to vesting date of equity awards granted in prior years that vested in covered year	-	-	-	-	-	-
Subtract: Fair value at end of prior year of equity awards granted in prior years that failed to vest (forfeited) in covered year	-	-	-	-	-	-
Add: Dollar amount of dividends or other earnings paid on equity awards in covered year prior to vesting date that are not included in total compensation for covered year	-	-	-	-	-	-
Compensation actually paid	$631,696	$755,904	$509,830	$488,334	$614,489	$360,991

Charts of Compensation Actually Paid (“CAP”) Versus Performance Metrics

The chart below illustrates the relationship between the PEO and average non-PEO NEO CAP amounts and the Company’s total shareholder return (“TSR”) during fiscal years 2023, 2024 and 2025.

The chart below illustrates the relationship between the PEO and Non-PEO NEO CAP amounts and the Company’s net income during fiscal years 2023, 2024 and 2025.

Employment and Change in Control Agreements

As of August 9, 2021, Mr. Sopko and as of September 11, 2023, Mr. Heary (each, an "Executive") entered into Employment Agreements with the Company (together, the "Employment Agreements").  By their terms, the Employment Agreements will automatically renew each year after the date of this agreement (the “Initial Term”) provided however, that either party may elect not to renew the Employment Agreement for any Renewal Period by providing 90 days written notice of such election prior to the end of the Initial Term or any Renewal Period.  The Company may terminate the employment of an Executive in its absolute discretion, without Cause (as defined in the applicable Agreement), and for any reason.  The Executive may terminate their respective Employment Agreement and his employment at any time and for Good Reason (as defined in the applicable Employment Agreement).

Each Agreement provides for the payment of a severance package of (i) the continuation of the Executive’s base salary for a period of 12 months and (ii) if, the Executive makes a valid election pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) for continuation of health insurance under the applicable Company plan, reimbursement of premiums for such coverage for a period of up to 12 months.  If the Agreement is not renewed by the Executive, no severance package shall be paid.  If the Agreement is not renewed by the Company, the Executive is entitled to the severance package.  Each Executive has agreed to a non-competition clause for 12 months after termination of employment with the Company, in any location where the Company has made sales within the five years preceding termination.

Under the Employment Agreements, the Company agrees to pay Messrs. Sopko and Heary base salaries of $329,600 and $245,140 per year, respectively, subject to increase at the discretion of the Board, and the Executives are eligible for an incentive bonus based on Company performance as approved by the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of August 18, 2025, with respect to (i) each of the Company's directors and its nominee for director, (ii) each executive officer named in the Summary Compensation Table and (iii) all the directors and executive officers as a group. All information is based solely upon ownership filings made by such persons with the SEC, or upon information provided by such persons to the Company. The business address of each of the executive officers and directors is 90 Taylor Drive, North Tonawanda, New York 14120.

Name of Beneficial Owner	Number of Shares	Percentage of Common Stock Owned

Wax Asset Management, LLC (1)	260,513 (1)	8.28

Management	Number of Shares		Percentage of Common Stock Owned

John Burgess	96,000	(2)	2.85

Alan R. Klembczyk	52,123	(2)	1.55

Timothy J. Sopko	46,000	(2)	1.37

F. Eric Armenat	41,000	(2)	1.22

Robert M. Carey	33,721	(2)	1.00

Paul M. Heary	29,820	(2)	0.89

All of the Directors and Executive Officers as a group	298,664		8.88
(1)

Information based on Wax Asset Management, LLC’s most recently filed Schedule 13G, which Wax Asset Management, LLC filed with the SEC on April 2, 2025. Based solely upon information in this Schedule 13G, Wax Asset Management, LLC has sole voting power and sole dispositive power with respect to 260,513 shares of common stock. The stated business address of Wax Asset Management, LLC is 44 Cherry Lane, Madison, Connecticut 06443.

(2)

Includes options granted to directors and officers which have not been exercised: 56,000 by Mr. Burgess, 41,000 by Mr. Armenat, 42,000 by Mr. Klembczyk, 36,000 by Mr. Sopko, 21,000 by Mr. Carey and 21,000 by Mr. Heary.

Indemnification Insurance for Directors and Officers

On August 23, 2025, the Company purchased a director and officer indemnification insurance policy written by the Cincinnati Insurance Company.  The renewal was for a one-year period at an annual premium of $54,559.  The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities.  No payments or claims for indemnification or expenses have been made under any directors' and officers' insurance policies purchased by the Company.

The Company has entered into Indemnity Agreements with its directors and certain officers.  Although the Company's by-laws and the New York Business Corporation Law (the "BCL") authorize the Company to indemnify directors and officers, neither require the directors and officers to be indemnified during the pendency of litigation or specify the times at which the Company is obligated to reimburse an indemnified person for expenses.  The Indemnity Agreements provide that the Company will advance litigation expenses to the person indemnified while the action is pending, upon the indemnified person's assurance (as required by the BCL) that the advance will be returned if the indemnified person is ultimately found not to be entitled to it.

Equity Compensation Plan Information

The following table sets forth information regarding equity compensation plans of the Company as of May 31, 2025.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2012 Stock Option Plan 2015 Stock Option Plan 2018 Stock Option Plan 2022 Stock Option Plan	11,500 59,250 113,750 214,800	$15.93 $12.42 $10.87 $32.51	- - - 26,200
Equity compensation plans not approved by security holders
2004 Employee Stock Purchase Plan (1)	-	-	215,838
Total	399,300		242,038

(1)

The Company's 2004 Employee Stock Purchase Plan permits eligible employees to purchase shares of the Company's common stock at fair market value through payroll deductions and without brokers' fees.  Such purchases are without any contribution on the part of the Company.

TRANSACTIONS WITH RELATED PERSONS

For fiscal 2025, there were no related or affiliated third-party transactions that were required to be disclosed pursuant to Item 404 of Regulation S-K.

BOARD COMPOSITION

The Board of Directors currently consists of five directors and will consist of four directors after Mr. Klembczyk retires from Board service upon the conclusion of his current term at the Annual Meeting. We believe that the present size of the Board, and the size of the Board following the Annual Meeting, is appropriate given the size and operations of the Company.  The Board believes that its present members possess skills and experience that are valuable to the Company. The Board believes that the increased costs of adding additional directors outweighs any benefits.  Consequently, the Board considers both its present make-up and its make-up following the Annual Meeting to be appropriate for the Company at this time and in the best interests of shareholders.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Lumsden & McCormick, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2026.  Although the Audit Committee is not required to do so, it is submitting its expected selection for ratification to the Annual Meeting in order to ascertain the views of the shareholders.  The Audit Committee will not be bound by the vote of the shareholders; however, if the proposed selection is not ratified, the Audit Committee will revisit its selection.

A representative of Lumsden & McCormick, LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Audit Committee approves all professional services, including tax related services, provided to the Company by Lumsden & McCormick, LLP.  Regarding "Audit and Audit-Related" services, the Committee reviews the annual audit plan and approves the estimated audit budget in advance.  The aggregate fees billed by Lumsden & McCormick, LLP for professional services to the Company were $138,000 and $136,000 for the fiscal years ended May 31, 2025 and 2024, respectively.

Audit Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services rendered in connection with the audit of the Company's annual financial statements, the review of the Company's quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements were $113,000 and $113,000 for the fiscal years ended May 31, 2025 and 2024, respectively.

Audit-Related Fees

There were no aggregate fees billed by Lumsden & McCormick, LLP for professional assurance and related services reasonably related to the performance of the audit of the Company's financial statements, but not included under Audit Fees, for the fiscal years ended May 31, 2025 and 2024.

Tax Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services for tax compliance, tax advice and tax planning were $19,000 and $15,000 for the fiscal years ended May 31, 2025 and 2024, respectively.

All Other Fees

The aggregate fees billed by Lumsden & McCormick, LLP for the professional services rendered in connection with the audit of the Company’s 401(k) Plan were $6,000 and $9,000 for the fiscal years ended 2025 and 2024, respectively.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE APPOINTMENT OF LUMSDEN & MCCORMICK, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2026, BE RATIFIED AND URGES YOU TO VOTE "FOR" THIS PROPOSAL.

PROPOSAL 3

ADOPTION OF THE 2025 TAYLOR DEVICES, INC. STOCK OPTION PLAN

The 2025 Taylor Devices, Inc. Stock Option Plan ("2025 Plan") provides for the grant of options to purchase common stock in the Company to employees of the Company and its subsidiaries as well as to the Company's directors. Employees to be granted options, other than employees who are members of the Company’s Board of Directors, will be selected by the Compensation Committee of the Board of Directors of the Company, which is comprised of two or more Directors, appointed by the Board, selected from those directors who are not employees of the Company ("Committee"). The current Committee members are Messrs. Carey, Burgess and Armenat, with Mr. Armenat serving as Committee chair. Committee members are eligible to participate in the 2025 Plan on a restricted basis pursuant to a predetermined formula.

A summary of the principal features of the 2025 Plan is set forth below but is qualified in its entirety by reference to the full text of the 2025 Plan, which is included as Appendix A to this Proxy Statement.

Historical Grant Practice and Burn Rate

The annual share usage under the Company’s stock option plans during our three previous fiscal years has been as follows:

Fiscal Year	Stock Options Granted	Weighted Average Shares Outstanding (Basic)	Annualized Burn Rate(1)
2025	89,800	3,131,134	2.9%
2024	85,000	3,353,077	2.5%
2023	85,000	3,506,474	2.4%

(1) The annualized burn rate is calculated as of the last day of each fiscal year by dividing the number of shares subject to stock options granted in such fiscal year by the weighted average shares outstanding for that fiscal year.

Overhang

The following table sets forth certain information as of May 31, 2025 with respect to stock options that remain outstanding under the Company’s stock option plans and shares remaining available for grant under the Company’s stock option plans.

Stock Options Outstanding	399,300
Weighted-Average Exercise Price of Outstanding Stock Options	$22.89
Weighted-Average Remaining Term of Outstanding Stock Options	6.9 years
Proposed share reserve under the 2025 Plan(1)	316,200
Basic common shares outstanding as of the record date (August 18, 2025)	3,147,193

1 The proposed share reserve under the 2025 Plan is subject to reduction for any options granted under the Taylor Devices, Inc. 2022 Stock Option Plan after May 31, 2025. As of May 31, 2025, there were 26,200 shares available for future grant under the Taylor Devices, Inc. 2022 Stock Option Plan. The share reserve under the 2025 Plan represents the sum of 26,200 shares remaining available for future grant under the Taylor Devices, Inc. 2022 Stock Option Plan, plus 290,000 new shares, less one share for each share subject to an option granted under the Taylor Devices, Inc. 2022 Stock Option Plan after May 31, 2025. As stated herein, upon shareholder approval of the 2025 Plan, no further grants will be made under the Taylor Devices, Inc. 2022 Stock Option Plan.

The Board is committed to seeking to limit shareholder dilution from our equity compensation program. As of May 31, 2025, the Company had a fully diluted overhang of approximately 11.9% based on the number of shares of common stock outstanding as of May 31, 2025. If the 2025 Plan is approved, the 316,200 shares available for issuance under the 2025 Plan would increase the fully diluted overhang to approximately 18.5%. The Company calculates the fully diluted overhang as the total of (i) shares underlying outstanding stock options plus shares available for issuance under future stock option grants, divided by (ii) the total number of shares outstanding, shares underlying outstanding stock options and shares available for issuance under future stock option grants. The closing sale price of the Company’s common stock, as reported by Nasdaq on August 18, 2025, was $44.85.

Any options granted under the Company’s 2004 Employee Stock Purchase Plan, and the number of shares remaining available for future issuance under that plan (as shown in the Equity Compensation Plan Information discussion on page 18 of this Proxy Statement), have not been included for purposes of the disclosure under the headings “Historical Grant Practice and Burn Rate” and “Overhang” above.

Administration

The 2025 Plan will be administered by the Committee. The Committee will have full authority to make such rules and regulations as it deems necessary or desirable to administer the 2025 Plan and to interpret the provisions of the Plan.

Subject to the terms, provisions, and conditions of the 2025 Plan and subject to review by the Board, the Committee will have exclusive jurisdiction to (i) select the employees to be granted options, (ii) determine the number of shares subject to each option, (iii) determine the date or dates when options will be granted, (iv) determine the purchase price of the shares subject to each option, (v) determine the date or dates when each option may be exercised within the term of the option, (vi) determine whether or not an option constitutes an Incentive Stock Option, and (vii) prescribe the form, which will be consistent with the 2025 Plan, of the option agreement evidencing any options granted under the Plan.

Without any amendment to the 2025 Plan, the Committee, in its absolute discretion, may (i) accelerate the date on which an option becomes vested or exercisable, (ii) extend the period an option holder may exercise an option following his or her termination of employment or service with the Company or any subsidiary, or (iii) subject to the terms of the 2025 Plan, otherwise adjust the terms of any option. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the 2025 Plan shall be final, conclusive, and binding upon all option holders and any person claiming under or through an option holder unless otherwise determined by the Board.

Shares Available for Issuance

If the 2025 Plan is approved by the Company’s shareholders, subject to (i) the share recycling provisions summarized in the immediately following paragraph, and (ii) certain equitable and other share counting adjustment provisions as set forth in the 2025 Plan and as further described herein (the “adjustment provisions”), a maximum of 316,200 shares of common stock, less one share for each share of common stock subject to an option granted under the Taylor Devices, Inc. 2022 Stock Option Plan (the “Prior Plan”) after May 31, 2025, will be reserved for the grant of options. The Committee is authorized to designate an option under the 2025 Plan as either an "Incentive Stock Option" or a "Non-Qualified Stock Option" under the provisions of the Internal Revenue Code of 1986, as amended ("Code"). All shares under the 2025 Plan may be issued pursuant to the exercise of an Incentive Stock Option. If the 2025 Plan is approved by the Company’s shareholders, then no further grants will be made under the Prior Plan following the effective date of the 2025 Plan.

In the event that any outstanding option under the 2025 Plan (or, for periods after May 31, 2025, an option under the Prior Plan) for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of such option may again be made subject to an option under the 2025 Plan. Any shares of common stock that are withheld in satisfaction of the purchase price for an option under the 2025 Plan (or any option under the Prior Plan) or any tax withholding obligations in respect of an option under the 2025 Plan (or any option under the Prior Plan) will not be available for further grants under the 2025 Plan.

Eligibility

Under the 2025 Plan, options may be granted to employees of the Company and its subsidiaries and to non-employee directors of the Company. Incentive Stock Options may only be granted to employees of the Company and its subsidiaries, while Non-Qualified Stock Options may be granted to both employees and non-employee directors.

As of May 31, 2025, the Company and its subsidiaries had approximately 137 total employees and three non-employee directors.

Option Grants to Directors (Employees and Non-Employees)

Subject to the adjustment provisions, Incentive Stock Options to purchase 7,000 shares of common stock will be granted annually to each employee director and Non-Qualified Stock Options to purchase 7,000 shares of common stock will be granted annually to each non-employee director, on April 18th of each year that the 2025 Plan is in effect, commencing April 18, 2026. Notwithstanding the foregoing, if the grant of an Incentive Stock Option would exceed certain limitations under the Code relating to the fair market value of stock subject to an Incentive Stock Option that may first become exercisable during a calendar year, then any such option (or portion thereof) that may not represent an Incentive Stock Option due to such limitation will be treated as a Non-Qualified Stock Option. Except as set forth in an option agreement, each option granted to a director shall vest and be exercisable immediately upon grant and, except in respect of a ten percent shareholder as described under the “Option Term” header below, shall expire upon the date 10 years thereafter. No additional options may be granted to any employee director or non-employee director, absent an amendment to the 2025 Plan, which amendment must be approved by the shareholders. If the Chief Executive Officer of the Company determines, in his sole discretion, that on a relevant April 18th the Company is in possession of material non-public information concerning the Company's business, the grant shall be delayed until the third day following publication of such information, or the date of the event which renders such information immaterial.

Option Grants to Employees Who are Not Directors

The Committee may, from time to time, subject to the provisions of the 2025 Plan, grant Options to employees of the Company or of a subsidiary who are not directors to purchase shares of common stock under the 2025 Plan. The Committee may designate any option granted as either an Incentive Stock Option or a Non-Qualified Stock Option, or the Committee may designate a portion of the option as an Incentive Stock Option and the remaining portion as a Non-Qualified Stock Option. In the absence of any such designation, an option will be a Non-Qualified Stock Option.

Option Purchase Price

The option price shall be 100% of the fair market value of each share of common stock on the date the option is granted. If an Incentive Stock Option is granted to an individual owning (directly or indirectly) more than 10% of the total combined voting power of outstanding common stock of the Company, the purchase price per share shall be 110% of the fair market value of the stock at the date of grant, and the option, by its terms, will not be exercisable more than five years from the date of grant. Notwithstanding the foregoing, the purchase price per share of any option granted under the 2025 Plan may be less than the fair market value of a share of common stock on the date of grant where the option is being granted in substitution or replacement for a prior option in connection with a merger, consolidation, acquisition of property or stock, or reorganization and the substitution or replacement complies with Sections 409A and 424 of the Code, as applicable. Except as described in the adjustment provisions, the 2025 Plan prohibits the repricing of options without shareholder approval.

For purposes of the 2025 Plan, "fair market value" is the arithmetic mean of the high and low prices for a share of common stock, as quoted by the Nasdaq system for the date of grant. If there is only one price quoted for the day of grant, then the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price. In the event no such price is available, then the fair market value of one share of common stock on the date the option is granted shall be determined by the Committee or by the Board of Directors in a manner intended to be compliant with Section 409A of the Code.

Option Term

Options granted under the 2025 Plan shall terminate on the date specified in the option agreement which will accompany each grant of an option or as the Committee may determine, but, in any event, not later than 10 years after the date of grant (or five years in the case of an Incentive Stock Option granted to a more than ten percent shareholder).

Unless an option agreement provides or the Committee determines otherwise, the unvested portion of an Option will be automatically forfeited upon an option holder’s termination of employment or service, while the vested portion of an option held by an individual whose employment or service terminates shall terminate (i) if the option holder's employment or service terminates due to becoming permanently and totally disabled, one year after the date of termination of employment (in the case of Incentive Stock Options) and upon the expiration date (in the case of Non-Qualified Stock Options); (ii) if the option holder's employment or service terminates due to death or if the option holder dies within three months after termination of employment (a) in the case of an Incentive Stock Option, one year after the date of termination of employment, and (b) in the case of a Non-Qualified Option, within one year from the date of the option holder's death; (iii) immediately, if employment is terminated for cause, unless some other expiration date is fixed by the Committee; or (iv) three months after the date employment or service terminates for any other reason (in the case of Incentive Stock Options), or (in the case of Non-Qualified Stock Options), unless another date is fixed by the Committee, 18 months after employment terminates. In no event will an option be exercisable after its expiration date. Whether an authorized leave of absence for military or governmental service constitutes termination of employment for purposes of the 2025 Plan shall be determined by the Committee. In no event, however, shall any option be exercisable after its expiration date.

Adjustment Provisions

In the event that the Company’s common stock is changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of common stock shall be increased through the payment of a stock dividend, then there will be substituted for or added to each share of common stock which was theretofore appropriated or which thereafter may become subject to an option under the 2025 Plan the number and kind of shares of stock or other securities into which each outstanding share of common stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding options shall also be appropriately amended as to the price and other terms as may be necessary to reflect the foregoing events.  The maximum number of shares of common stock upon which options may be granted to directors (employees and non-employees) shall be adjusted proportionately to reflect any of the foregoing events.

If there shall be any other change in the number or kind of outstanding shares of stock of the Company, or any stock or other securities into which such stock shall have been changed, or for which it shall be exchanged, and if the Board or the Committee, as the case may be, shall, in its sole discretion, determine that such change equitably requires an adjustment in any option which was theretofore granted, or which may thereafter be granted under the 2025 Plan, then such adjustment shall be made in accordance with such determination.

Change in Control

In the event of a change in control, the Committee, in its absolute discretion, may take any one or more of the actions with respect to any options outstanding at the time of the change in control: (i) continuation of an option by the Company (if the Company is the surviving corporation); (ii) assumption of an outstanding option by the surviving corporation or its parent in a manner that complies with Sections 409A and 424 of the Code, as applicable; (iii) substitution by the surviving corporation or its parent of a new option for an outstanding option in a manner that complies with Sections 409A and 424 of the Code, as applicable; (iv) suspension of an option holder’s right to exercise an option during a limited period of time preceding the closing of the change in control if such suspension is administratively necessary or helpful to permit or facilitate the closing of the change in control; (v) cancellation of an option in exchange for a payment equal to the number of shares of common stock subject to the vested portion of the option, times the excess of (A) the value, as determined by the Committee in its absolute discretion, of the cash, property or other consideration to be received by the holder of a share of common stock as a result of the change in control, over (B) the per-share purchase price applicable to such option (such excess, the “Spread”). Such payment may be made in the form of cash, cash equivalents, securities of the surviving corporation or its parent, or other consideration payable in connection with the change in control, or a combination thereof having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement with respect to the change in control may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of shares of common stock. If the Spread applicable to an option is zero or a negative number, then the option may be cancelled without making a payment to the option holder; or (vi) cancellation of an option without the payment of any consideration, provided that the option holder shall be notified of such treatment and given a reasonable opportunity to exercise the option (to the extent the option is currently vested and exercisable or becomes vested and exercisable in connection with the change in control) before the change in control.

For this purpose, a “change in control” is defined to mean: (i) any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing more than 50% of the total voting power of stock in the Company; provided, however, the following acquisitions shall not represent a change in control: (A) any acquisition by the Company of its own securities, or (B) any acquisition of securities in the Company by an employee benefit plan of the Company or any subsidiary of the Company; (ii) the consummation of a merger, amalgamation, consolidation or similar transaction involving the Company; or (iii) the sale of all or substantially all of the Company’s assets.

Other Plan Provisions

Plan Term

If approved by the Company’s shareholders, the 2025 Plan will become effective as of October 17, 2025. Unless terminated earlier, options may be granted pursuant to the 2025 Plan at any time on or before October 17, 2030.

Amendment or Termination

The Board may at any time terminate, modify, or suspend the 2025 Plan, provided that, without the approval of the shareholders of the Company, no amendment or modification shall be made by the Board which (i) increases the maximum number of shares as to which options may be granted under the 2025 Plan; (ii) alters the method by which the option price is determined; (iii) extends any option for a period of longer than ten years after the date of the grant; (iv) materially modifies the requirements as to eligibility for participation in the 2025 Plan; (v) alters or repeals the 2025 Plan’s repricing provisions, or (vi) alters the 2025 Plan’s amendment and termination provisions so as to defeat their purpose.  Further, no amendment, modification, or suspension, or termination of the 2025 Plan may in any manner affect any option previously granted under the 2025 Plan without the consent of the option holder or any person validly claiming under or through the option holder.

Prohibition on Repricing

The Committee shall not without the approval of the Company’s shareholders: (i) except in accordance with the adjustment provisions, amend the terms of an outstanding option under the 2025 Plan to reduce the purchase price of the option, (ii) cancel an outstanding option under the 2025 Plan in exchange for cash or an option with a purchase price that is less than the purchase price of the original option (except in connection with a change in control), (iii) cause the Company to repurchase any option under the 2025 Plan for value (in cash, substitutions, cash buyouts, or otherwise) from an option holder if the current fair market value of a share of Common Stock underlying the option is lower than the purchase price per share of the option, or (iv) take any other action under the 2025 Plan that is treated as a repricing under generally accepted accounting principles.

Restrictions on Transferability of Options

No option granted under the 2025 Plan is assignable or transferable, other than by will or the laws of descent and distribution; during the lifetime of the option holder, the option shall be exercisable only by the option holder.

Clawback

Notwithstanding any other provisions in the 2025 Plan, any option (or the proceeds thereof) that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). All options granted under the 2025 Plan will be subject to the Company’s Recovery of Erroneously Awarded Compensation Policy, as amended from time to time.

New Plan Benefits

The following table discloses the annual benefits or amounts that will be received by or allocated to each of the following individuals or groups under the 2025 Plan:

Name and position(1)	Number of Units(2)
Timothy J. Sopko Chief Executive Officer	7,000
Executive Group	7,000
Non-Executive Director Group	21,000

(1) Alan R. Klembczyk has been omitted from this table, as he will not be eligible to receive any awards under the 2025 Plan.

(2) Represents the annual number of stock options to be granted.

With respect to employees who are not directors of the Company, the exact amount of awards to be made under the 2025 Plan to eligible employees is not presently determinable. As a result of the discretionary nature of the 2025 Plan, it is not possible to state which employees will be granted options under the 2025 in the future. Prior to the date of this Proxy Statement, the Company has not granted any options under the 2025 Plan.

United States Income Tax Treatment

The Company is advised by counsel that, under the present provisions of the Code and Code regulations, the federal income tax treatment of stock options under the 2025 Plan will depend upon whether the option is (1) an Incentive Stock Option intended to qualify under Section 422 of the Code or (2) a Non-Qualified Stock Option (all other options).

The federal income tax consequences described in this section are based on laws and regulations in effect on August 18, 2025, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. Option holders also may be subject to additional taxes under state tax laws which may differ from the applicable federal income tax laws described in this section.

Incentive Stock Options

Generally, no taxable income is recognized by an employee upon the grant or exercise of an Incentive Stock Option. If common stock acquired pursuant to the exercise of an Incentive Stock Option is (i) held by the employee for at least two years from the date of grant and at least one year from the date the common stock is transferred to that employee, and, (ii) that employee remains employed by the Company at all times from the date of grant of the option until three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee or three months before death in the case of a deceased employee), the employee will not recognize income for regular tax purposes upon the exercise of the option. However, exercise of an Incentive Stock Option may result in recognition of income for alternative minimum tax purposes. Neither the grant nor exercise of an Incentive Stock Option, nor any gain derived from the disposition of stock acquired by the exercise of an Incentive Stock Option will constitute taxable "wages" under the Federal Insurance Contributions Act (“FICA”) and Federal Unemployment Tax Act purposes.

Upon the later disposition of the common stock after satisfying the holding requirements described above, the employee will recognize long-term capital gain or loss equal to the difference between the sales price and the purchase price. Under these circumstances, the Company will not receive a tax deduction at the time of either exercise or disposition. If the common stock acquired pursuant to the exercise of an Incentive Stock Option is not held by the employee for the time periods indicated above, a “disqualifying disposition” occurs and the option holder recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the purchase price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the option holder has held the Incentive Stock Option shares prior to disposition. In the year of any disqualifying disposition, the Company generally receives a federal income tax deduction in an amount equal to the ordinary income that the option holder recognizes as a result of the disposition.

The Committee may, in its discretion, grant Incentive Stock Options that expire later than three months after termination of employment. Incentive Stock Options exercised later than three months after termination of employment (except in the case of disability of the employee or death of the employee within three months of termination, where a longer post-termination exercise period applies) will be treated for United States federal income tax purposes as Non-Qualified Stock Options and subject to the income tax treatment described below under the heading "Non-Qualified Stock Options."

The amount by which the fair market value of the common stock on the exercise date of an Incentive Stock Option exceeds the purchase price will be an item of "tax preference" for purposes of the federal alternative minimum tax provisions of the Code.

Non-Qualified Stock Options.

Unlike an Incentive Stock Option, the exercise of a Non-Qualified Stock Option results in the recognition of income for tax purposes which, in the case of an employee, is subject to income tax withholding and FICA tax withholding. However, the exercise of a Non-Qualified Stock Option does not result in an item of "tax preference" for purposes of the federal alternative minimum income tax.

Upon exercise of a Non-Qualified Stock Option, an option holder will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock over the purchase price on the date of exercise. A person subject to the "short-swing profit rule" of Section 16(b) of the Exchange Act (a "Reporting Person"), will not recognize ordinary income under the foregoing sentence for so long as the sale of the stock at a profit would subject such Reporting Person to suit under the short-swing profit rule.

In general, the Company will be entitled to a deduction (subject to any general limitations) at such time, and in such amount, as option holders’ recognize ordinary income in connection with the exercise of any Non-Qualified Stock Options.

If common stock acquired through the exercise of a Non-Qualified Stock Option is sold, the option holder will generally recognize capital gain (or loss) equal to the amount by which the proceeds of the sale exceed (or are less than) the option holder's basis in that common stock. For purposes of computing gain, the option holder's basis in the common stock will generally be its option price plus the amount of ordinary income recognized by the option holder (if any) upon exercise of the option. The gain (or loss) will be long term if the common stock acquired under the 2025 Plan has been held for more than 12 months.

Payment of Exercise Price with Previously Owned Shares

If an option holder pays part or all of the purchase price of an Incentive Stock Option or a Non-Qualified Stock Option by surrendering previously acquired Company common stock, then such option holder's tax basis (and capital gains holding period) in the surrendered shares carries over to an equivalent number of shares purchased by exercise of the option. If the option holder uses stock previously acquired as Incentive Stock Option stock for purposes of paying for stock in a later exercise but prior to the expiration of the required holding period for the Incentive Stock Option stock, such exchange will be treated as a disqualifying disposition for such previously acquired stock. In such a case, the basis of the exchanged shares is equal to the basis of the previously acquired stock used to exercise the option plus the additional compensation recognized by the option holder by reason of the disqualifying disposition. Any option shares acquired for consideration other than the exchange of the previously acquired stock will have a basis equal to the amount paid to exercise the option.

Section 162(m)

Section 162(m) of the Code imposes a $1 million limit on the amount a public company may deduct for compensation paid in a taxable year to a covered employee. For this purpose, a covered employee includes (i) the Company’s principal executive officer, principal financial officer, or any of the Company’s three other most highly compensated executive officers who are employed in such role at any time during the year, (ii) for taxable years beginning after December 31, 2026, the Company’s five highest compensated employees for the taxable year other than an individual described in (i), and (iii) any individual who was a covered employee under (i) for a taxable year beginning after December 31, 2016. Accordingly, Section 162(m) of the Code may restrict the Company’s ability to deduct amounts related to options under the 2025 Plan (or other compensation amounts payable to a covered employee) to the extent those amounts are payable to a covered employee and exceed $1 million during any year.

Sections 280G/4999

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting or payment of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether option holders have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to an option holder may be subject to an additional 20% federal tax and may be nondeductible by the Company.

Stock Characteristics

The common stock to be issued or transferred pursuant to the 2025 Plan will be stock which will be made available, at the discretion of the Board of Directors of the Company, either from authorized but unissued shares, or from shares reacquired by the Company, including shares purchased on the open market.

No preemptive rights are applicable to the shares covered by the 2025 Plan. The cash proceeds to be received by the Company upon exercise of the options will be used for general corporate purposes.

Existing Number of Options

On August 18, 2025, there were 395,550 options granted to option holders and outstanding under the Taylor Devices, Inc. Stock Option Plans. 26,200 options remain available for grant under the Prior Plan. As noted above, if the 2025 Plan is approved by the Company’s shareholders, no further grants will be made under the Prior Plan.

Registration with the SEC

If our shareholders approve the 2025 Plan, the Company will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares of common stock available for issuance under the 2025 Plan.

Resolution

In order to adopt the 2025 Plan, shareholders are requested to approve and adopt the following resolution at the Annual Meeting:

RESOLVED, that the 2025 Taylor Devices, Inc. Stock Option Plan, attached as Appendix A to the Company's Proxy Statement and furnished to shareholders in connection with the Annual Meeting of Shareholders of the Company held on October 17, 2025, be, and hereby is, approved and adopted.

If approved and adopted, the 2025 Plan will become effective on the date of adoption by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE "FOR" THIS PROPOSAL.

GENERAL INFORMATION

Voting

Under the New York Business Corporation Law ("BCL") and the Company's by-laws, the presence, in person or by proxy, of a majority of the outstanding common shares entitled to vote is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting.  The shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority (a "broker non-vote") with respect to any particular matter.

Under our by-laws, a nominee standing for election must be elected by a plurality of votes cast at the Annual Meeting, and if elected, serve in the Class of directors to which he or she is elected.  A plurality of votes cast means that the director nominees receiving the most “FOR” votes are elected as directors until all open seats are filled.  As there is only one director nominee standing for election at the Annual Meeting, any one “FOR” vote will result in Mr. Carey being elected a Class 3 director. Broker non-votes and “WITHHOLD AUTHORITY” votes will have no effect on the election of Mr. Carey.

Any other actions properly brought before the Annual Meeting, including Proposal 2, the ratification of the appointment of Lumsden & McCormick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2026, and Proposal 3, the approval and adoption of the 2025 Taylor Devices, Inc. Stock Option Plan, requires a majority of the votes cast at the meeting by shareholders entitled to vote. A majority of votes cast means the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.

If you do not provide voting instructions to your bank, broker or other nominee, they may only vote on “routine” matters at the Annual Meeting. The only “routine” matter expected to be addressed at the Annual Meeting is Proposal 2. We do not expect any broker non-votes in connection with Proposal 2, and abstentions will have no effect on Proposal 2. Abstentions and broker non-votes will have no effect on Proposal 3.

For voting purposes, all proxies marked "for," "against," "abstain," or "withhold authority" will be counted in accordance with such instruction as to each item.

Expenses

The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company.  The Company has retained the services of Regan & Associates, Inc. if needed to assist in the solicitation of proxies under a contract providing for the payment of $9,000, plus out-of-pocket expenses.  In addition to solicitation by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to his or her regular compensation.  Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

Shareholder Proposals and Director Nominations for the 2026 Annual Meeting

Proposals of shareholders intended to be included in our proxy materials for presentation at our 2026 annual meeting of shareholders (the “2026 Annual Meeting”) in accordance with Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of the Company at our principal executive offices no later than May 8, 2026, which is 120 days prior to September 5, 2026, the one-year anniversary of the mailing of our 2025 proxy statement.

Shareholders wishing to propose a matter for consideration at the 2026 Annual Meeting, but not to include the matter in our proxy materials, must follow the advance notice procedures set forth in Section 11 and Section 12 of the Company’s by-laws, a copy of which is available upon written request to: Mark V. McDonough, Corporate Secretary, Taylor Devices, Inc., 90 Taylor Drive, North Tonawanda, New York 14120. Under our by-laws, the Company must receive notice of the business that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 not less than thirty (30) days before the date of the 2026 Annual Meeting, among other requirements. These specified procedures also apply to shareholder nominations for directors.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominee must comply with and provide the information required by Rule 14a-19 under the Exchange

Act to the Company’s Corporate Secretary at the forementioned address no later than August 18, 2026, assuming that the 2025 Annual Meeting is held on schedule.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and beneficial owners of more than 10 percent of the Company’s common stock to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the SEC and the Company.  To our knowledge, based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to us, all filing requirements applicable to our executive officers, directors and 10% beneficial owners under Section 16(a) of the Exchange Act were satisfied timely during the fiscal year ended May 31, 2025.

Director and Officer Derivative Trading and Hedging Policy

The Company has adopted our Insider Trading Policy that prohibits those subject to the policy, including our directors, officers and employees, from hedging transactions and derivative trading involving the Company's securities.

Financial and Other Information

The financial statements of the Company for the fiscal year ended May 31, 2025, are contained in the Company's 2025 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

By Order of the Board of Directors

Dated:	September 5, 2025	Mark V. McDonough
	North Tonawanda, New York	Corporate Secretary

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APPENDIX A

TAYLOR DEVICES, INC.

TEXT OF THE 2025 TAYLOR DEVICES, INC.

STOCK OPTION PLAN AS PROPOSED

1.PURPOSES OF THE PLAN

The purpose of the Taylor Devices, Inc. 2025 Stock Option Plan ("Plan") is to provide employees of the Company and its Subsidiaries with incentives and rewards to encourage them to enter into and continue employment with the Company and its Subsidiaries and to acquire a proprietary interest in the Company, while aligning employees’ interests with those of the Company’s shareholders. Accordingly, the Company will, from time to time during the term of the Plan, grant to such employees as may be selected in the manner provided in the Plan, options to purchase shares of Common Stock of the Company subject to the conditions provided in the Plan.  A further purpose of the Plan is to compensate non-employee Directors for their service and provide them with a stake in the market value of Company Common Stock.

2.DEFINITIONS

Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

(a)"Board of Directors" or "Board" means the Board of Directors of the Company.

(b)“Change in Control” means:

(i) Any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the total voting power of stock in the Company; provided, however, the following acquisitions shall not represent a Change in Control: (A) any acquisition by the Company of its own securities, or (B) any acquisition of securities in the Company by an employee benefit plan of the Company or a Subsidiary;

(ii) the consummation of a merger, amalgamation, consolidation or similar transaction involving the Company; or

(iii) the sale of all or substantially all of the Company’s assets.

(c)"Code" means the Internal Revenue Code of 1986, as amended.

(d)"Committee" means the Compensation Committee of the Company as described in Section 3 of the Plan.

(e)"Common Stock" means the common stock of the Company, $0.025 par value.

(f)"Company" means Taylor Devices, Inc., a New York corporation with its principal place of business at 90 Taylor Drive, North Tonawanda, New York.

(g)“Director” means a member of the Board.

(h)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)"Grant Date" as used with respect to a particular Option, means the date as of which such Option is granted by the Board or Committee pursuant to the Plan.

(j)"Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option as described in Section 422 of the Code.

(k)"Non-Qualified Stock Option" means any Option granted under the Plan other than an Incentive Stock Option.

(l)"Option" means an option granted pursuant to Section 5 of the Plan to purchase shares of Common Stock and which shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.

(m)“Option Agreement” means a written or electronic agreement evidencing the grant of an Option under the Plan to an Optionee.

(n)"Optionee" means an individual to whom an Incentive Stock Option or a Non-Qualified Stock Option is granted pursuant to the Plan.

(o)"Permanent and Total Disability," as applied to an Optionee, means that the Optionee has (1) established to the satisfaction of the Company that the Optionee is unable, with or without reasonable accommodation, to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, all within the meaning of Section 22(e)(3) of the Code, and (2) satisfied any requirement imposed by the Committee.

(p)"Plan" means the Taylor Devices, Inc. 2025 Stock Option Plan as set forth herein and as may be amended from time to time.

(q)“Prior Plan” means the 2022 Taylor Devices, Inc. Stock Option Plan, as the same may be amended from time to time.

(r)"Subsidiary" means any stock corporation of which a majority of the voting common or capital stock is owned, directly or indirectly, by the Company and any company designated as such by the Committee, but only during the period of such ownership or designation.

3.ADMINISTRATION OF THE PLAN

(a)The Plan shall be administered by the Committee, which shall be composed of two or more Directors who are appointed by the Board of Directors and selected from those Directors who are not employees of the Company or a Subsidiary.  The Board may, from time to time, remove members from or add members to the Committee.  Vacancies on the Committee, howsoever caused, shall be filled by the Board.  The Board shall select one of the Committee's members as Chairman.  The Committee shall hold meetings at such times and places as it may determine, subject to such rules as to procedures not inconsistent with the provisions of the Plan as are prescribed by the Board, set forth in the Company's By-laws as applicable to the Executive Committee, and as prescribed by the Committee itself.  A majority of the authorized number of members of the Committee shall constitute a quorum for the transaction of business.  Acts reduced to or approved in writing by a majority of the members of the Committee then serving shall be valid acts of the Committee.

(b)The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan.  Without any amendment to the Plan, the Committee, in its absolute discretion, may (i) accelerate the date on which an Option becomes vested or exercisable, (ii) extend the period an Optionee may exercise an Option following his or her termination of employment or service with the Company or any Subsidiary, or (iii) subject to the terms of the Plan, otherwise adjust the terms of any Option. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Optionees and any person claiming under or through an Optionee unless otherwise determined by the Board.

(c)Any determination, decision, or action of the Committee provided for in the Plan may be made or taken by action of the Board, if it so determines, with the same force and effect as if such determination, decision, or action had been made or taken by the Committee.  No member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Option granted under the Plan.  The fact that a member of the Board who is not then a member of the Committee shall at the time be, or shall theretofore have been, or thereafter may be a person who has received or is eligible to receive an Option shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor or against any amendment or repeal of the Plan, provided that such vote shall be in accordance with the recommendations of the Committee.

4.STOCK SUBJECT TO THE PLAN

(a)The Common Stock to be issued or transferred under the Plan will be the Company's Common Stock which will be made available, at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased in the open market.

(b)Subject to adjustment under Section 14, the aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 316,200 shares, less one share for each share of Common Stock granted under the Prior Plan after May 31, 2025. All of these shares of Common Stock may be issued upon the exercise of Incentive Stock Options. In the event that any outstanding Option under the Plan (or, for periods after May 31, 2025, an option under the Prior Plan) for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option (or such option under the Prior Plan) may again be made subject to an Option under the Plan. Any shares of Common Stock that are withheld in satisfaction of the purchase price for an Option (or any option under the Prior Plan) or any tax withholding obligations in respect of an Option (or any option under the Prior Plan) shall not be available for further grants under the Plan.

5.GRANT OF THE OPTIONS

(a)Directors

Subject to adjustment under Section 14, on April 18th of each year, commencing April 18, 2026, Incentive Stock Options to purchase 7,000 shares of Common Stock shall be granted annually to each of those persons who are then employee Directors of the Company; Non-Qualified Stock Options to purchase 7,000 shares of Common Stock shall be granted annually to each of those persons who are then non-employee Directors of the Company.  If the grant of any Incentive Stock Options under the preceding sentence would exceed the limitation under Section 9(f), then any such Options (or portion thereof) that may not represent Incentive Stock Options due to such limitation shall be treated as Non-Qualified Stock Options. Except as set forth in an Option Agreement, each such Option shall vest and be exercisable immediately upon grant and, subject to Section 9(a), shall expire upon the date 10 years thereafter.  Notwithstanding any of the provisions of the Plan to the contrary, no additional Options may be granted to Directors absent an amendment to the Plan in accordance with Section 13, which amendment must be approved by the shareholders.  If the Chief Executive Officer of the Company determines in his or her sole discretion that on such date the Company is in possession of material non-public information concerning its business, such grant shall be delayed until the third day following publication of such information or the date of an event which renders such information immaterial.

(b)Other Employees

The Committee may, from time to time, subject to the provisions of the Plan, grant Options to employees of the Company or of a Subsidiary who are not Directors to purchase shares of Common Stock allotted in accordance with Section 4 of the Plan.  The Committee may designate any Option granted as either an Incentive Stock Option or a Non-Qualified Stock Option, or the Committee may designate a portion of the Option as an Incentive Stock Option and the remaining portion as a Non-Qualified Stock Option. In the absence of any such designation, an Option will be a Non-Qualified Stock Option.

6.OPTION PRICE

The purchase price per share of any Option granted under the Plan shall be 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of the fair market value in the case of an Incentive Stock Option granted to an individual described in subsection 7(b) of the Plan.  Notwithstanding the foregoing, the purchase price per share of any Option granted under the Plan may be less than that set forth in the preceding sentence where the Option is being granted in substitution or replacement for a prior option in connection with a merger, consolidation, acquisition of property or stock, or reorganization and the substitution or replacement complies with Sections 409A and 424 of the Code, as applicable. For purposes of the Plan, the fair market value of a share of Common Stock shall be the arithmetic mean of the high and low prices for a share of Common Stock as quoted by the National Association of Securities Dealers Automated Quotation System for the day of the grant; if there is only one price quoted for the day of grant, then the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price.  In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the Option is granted shall be determined by the Committee or by the Board in a manner intended to be compliant with Section 409A of the Code. The purchase price shall be subject to adjustment only as provided in Section 14 of the Plan.

7.ELIGIBILITY OF OPTIONEES

(a)Options shall be granted only to persons who either are employees or non-employee Directors of the Company or of a Subsidiary as determined by the Committee at the time of the grant, provided that an Incentive Stock Option may only be granted to an individual who is an employee of the Company or any Subsidiary on the date the Option is granted.

(b)Any other provision of the Plan notwithstanding, an individual who owns more than ten percent of the total combined voting power of outstanding Common Stock of the Company or any outstanding stock in a Subsidiary shall not be eligible for the grant of an Incentive Stock Option unless the special requirements set forth in sections 6 and 9(a) of the Plan are satisfied.  For purposes of this subsection (b), in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors, and lineal descendants.  Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.  Stock with respect to which such individual holds an Option shall not be counted.  Outstanding stock shall include all stock actually issued and outstanding immediately after the grant of the option.  Outstanding stock shall not include shares authorized for issue under outstanding Options held by the Optionee or by another person.

(c)Subject to the terms, provisions, and conditions of the Plan and subject to review by the Board, the Committee shall have exclusive jurisdiction to (1) select the employees to be granted Options (it being understood that more than one Option may be granted to the same person), (2) determine the number of shares subject to each Option, (3) determine the date or dates when Options will be granted, (4) determine the purchase price of the shares subject to each Option in accordance with Section 6 of the Plan, (5) determine the date or dates when each Option may be exercised within the term of the Option specified pursuant to Section 9 of the Plan, (6) determine whether or not an option constitutes an Incentive Stock Option, and (7) prescribe the form, which will be consistent with the Plan, of the Option Agreement evidencing any Options granted under the Plan.

(d)Neither anything contained in the Plan or in any document under the Plan nor the grant of any Option under the Plan shall confer upon any Optionee any right to continue in the employ or service of the Company or of any Subsidiary or limit in any respect the right of the Company or any Subsidiary to terminate the Optionee's employment or service at any time and for any reason.

8.NON-TRANSFERABILITY

No Option granted under the Plan shall be assignable or transferable by the Optionee other than by will or the laws of descent and distribution, and during the lifetime of an Optionee, the Option shall be exercisable only by such Optionee.

9.TERM AND EXERCISE OF OPTIONS

(a)Each Option granted under the Plan shall be evidenced by an Option Agreement. Each Option shall terminate on the date determined by the Committee and specified in the Option Agreement, provided that each Option shall terminate not later than ten years after the Grant Date.  However, any Option designated as an Incentive Stock Option granted to a more than ten percent shareholder shall terminate not later than five years after the Grant Date.  The Committee, at its discretion, may provide further limitations on the exercisability of Options granted under the Plan.  An Option may be exercised only during the continuance of the Optionee's employment or service, except as provided in Section 10 of the Plan.

(b)A person electing to exercise an Option shall give written notice to the Company, in such form as the Committee shall have prescribed or approved, of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of any shares he or she has elected to purchase.  Payment for shares of Common Stock purchased upon the exercise of an Option must be made on the effective date of the exercise by one or a combination of the following methods: (i) in cash, by personal check, certified check, bank cashier’s check or electronic funds transfer; (ii) subject to the approval of the Committee, by the Optionee tendering shares of Common Stock valued as provided in Section 6 of the Plan on the effective date of the exercise; (iii) subject to the approval of the Committee, by electing to allow the Company to retain the number of shares of Common Stock equal in value, as determined in Section 6 of the Plan, to the amount of the purchase price; (iv) by means of a broker assisted cashless exercise procedure complying with applicable law; or (v) by such other provision as the Committee may, from time to time, authorize.  However, if an Optionee pays the Option exercise price of a Non-Qualified Stock Option in whole or in part in the form of unrestricted Common Stock already owned by the Optionee, the Company may require that the Optionee have owned the stock for a period of time that would not cause the exercise to create a charge to the Company earnings.  Such provisions may be used by the Company to prevent a pyramid exercise.

(c)As conditions to exercising an Option, the Optionee must (1) arrange to pay the Company any amount required to be withheld under any tax law on the account of the exercise, and (2) in the case of an Incentive Stock Option, agree to notify the Company of any disqualifying disposition (as defined in Section 421 of the Code) of the Common Stock acquired upon the exercise and agree to pay the Company any amount required to be withheld under any tax law on account of the disposition.  Any payment on account of withholding taxes shall be made in a form acceptable to the Committee.

(d)An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his or her Option until the date the stock certificate is issued evidencing ownership of the shares.  No adjustment shall be made for dividends (ordinary or extraordinary) whether in cash, securities, or other property, or distributions or other rights for which the record date is prior to the date such Stock Certificate is issued, except as provided in Section 14 of the Plan.

(e)An Optionee may, in accordance with other provisions of the Plan, elect to exercise Options in any order, notwithstanding the fact that Options granted to him or her prior to the grant of the Options selected for exercise are unexpired.

(f)To the extent that the aggregate fair market value (determined as of the Grant Date) of Common Stock with respect to which Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which granted) shall be treated as Non-Qualified Stock Options.

10.TERMINATION OF EMPLOYMENT

If an Optionee’s employment or service with the Company and/or its Subsidiaries terminates, any Option granted to him or her under the Plan shall terminate as provided in the applicable Option Agreement or as the Committee may determine, and if not so provided or determined, then (x) the unvested portion of the Option shall be automatically forfeited and terminate on the date the Optionee severs employment, and (y) the vested portion of the Option shall terminate as follows:

(a)The vested portion of an Option held by an Optionee whose employment or service terminates due to becoming Permanently and Totally Disabled shall terminate (i) in the case of an Incentive Stock Option, one year after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, upon its expiration date;

(b)The vested portion of an Option held by an Optionee whose employment or service terminates due to death or who dies within three months after termination of employment or service (to the extent not previously terminated prior to the Optionee’s death) shall terminate (i) in the case of an Incentive Stock Option, one year after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, within one year from the date the Optionee's death, and the Option shall be exercisable within such period of one year by the executor or administrator of the Optionee's estate or by the person to whom the Optionee shall have transferred such right by last will and testament or by the laws of descent or distribution;

(c)An Incentive Stock Option or a Non-Qualified Stock Option held by an Optionee whose employment or service terminates for cause, as determined by the Committee, shall expire immediately upon the date of termination unless some other expiration date is fixed by the Committee; and

(d)The vested portion of an Option held by an Optionee whose employment or service terminates for any reason other than those specified in subsection (a), (b), or (c) above shall expire (i) in the case of an Incentive Stock Option, three months after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, unless another date is fixed by the Committee, eighteen months after the date of termination.

The foregoing notwithstanding, no Option shall be exercisable after its expiration date.

Whether an authorized leave of absence or an absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final, conclusive, and binding upon the affected Optionee and any person claiming under or through such Optionee.  Termination of employment with any Subsidiary in order to accept employment with another Subsidiary or while remaining an employee of the Company or of any of its Subsidiaries shall not be a termination of employment for the purposes of this Section 10.

11.NO REPRICING

The Committee shall not without the approval of the Company’s shareholders: (i) except as set forth in Section 14, amend the terms of an outstanding Option to reduce the purchase price of the Option, (ii) cancel an outstanding Option in exchange for cash or an Option with a purchase price that is less than the purchase price of the original Option (except in connection with a Change in Control as described in Section 15), (iii) cause the Company to repurchase any Option for value (in cash, substitutions, cash buyouts, or otherwise) from an Optionee if the current fair market value of a share of Common Stock underlying the Option is lower than the purchase price per share of the Option, or (iv) take any other action that is treated as a repricing under generally accepted accounting principles. This Section 11 may not be amended, altered or repealed by the Board or the Committee without approval of the shareholders of the Company.

12.PERIOD IN WHICH GRANTS MAY BE MADE

Options may be granted pursuant to the Plan and at any time on or before October 17, 2030.

13.AMENDMENT OR TERMINATION OF THE PLAN

The Board may at any time terminate, modify, or suspend the Plan, provided that, without the approval of the shareholders of the Company, no amendment or modification shall be made by the Board which (a) increases the maximum number of shares as to which Options may be granted under the Plan; (b) alters the method by which the Option price is determined; (c) extends any Option for a period of longer than ten years after the date of the grant; (d) materially modifies the requirements as to eligibility for participation in the Plan; (e) alters or repeals Section 11, or (f) alters this Section 13 so as to defeat its purpose.  Further, no amendment, modification, or suspension, or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

14.CHANGES IN CAPITALIZATION

(a)In the event that the Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock shall be increased through the payment of a stock dividend, then subject to the provisions of the subsection (c) below, there shall be substituted for or added to each share of Common Stock which was theretofore appropriated or which thereafter may become subject to an Option under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding Options shall also be appropriately amended as to the price and other terms as may be necessary to reflect the foregoing events.  The maximum number of shares of Common Stock upon which Options and Incentive Stock Options may be granted, as provided in Section 5(a) of the Plan, shall be adjusted proportionately to reflect any of the foregoing events.

(b)If there shall be any other change in the number or kind of outstanding shares of stock of the Company, or any stock or other securities into which such stock shall have been changed, or for which it shall be exchanged, and if the Board or the Committee, as the case may be, shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted, or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

(c)Fractional shares resulting from any adjustment in Options pursuant to this Section 14 may be settled as the Board or the Committee, as the case may be, shall determine.

(d)To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.  Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted.

(e)The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business assets.

15.CHANGE IN CONTROL

Notwithstanding any other provision of the Plan (including Section 14), in the event of a Change in Control, the Committee, in its absolute discretion, may take any one or more of the actions set forth in this Section 15 with respect to any Options outstanding at the time of the Change in Control. The Committee’s determination under this Section 15 shall be final and binding on all parties. Any determination by the Committee need not treat all Options (or all portions of an Option) in an identical manner.

(a)Continuation of an Option by the Company (if the Company is the surviving corporation);

(b)Assumption of an Option by the surviving corporation or its parent in a manner that complies with Sections 409A and 424 of the Code, as applicable;

(c)Substitution by the surviving corporation or its parent of a new option for an Option in a manner that complies with Sections 409A and 424 of the Code, as applicable;

(d)Suspension of an Optionee’s right to exercise an Option during a limited period of time preceding the closing of the Change in Control if such suspension is administratively necessary or helpful to permit or facilitate the closing of the Change in Control;

(e)Cancellation of an Option in exchange for a payment equal to the number of shares of Common Stock subject to the vested portion of the Option, times the excess of (i) the value, as determined by the Committee in its absolute discretion, of the cash, property or other consideration to be received by the holder of a share of Common Stock as a result of the Change in Control, over (B) the per-share purchase price applicable to such Option (such excess, the “Spread”). Such payment may be made in the form of cash, cash equivalents, securities of the surviving corporation or its parent, or other consideration payable in connection with the Change in Control, or a combination thereof having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement with respect to the Change in Control may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of shares of Common Stock. If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Optionee; or

(f)Cancellation of an Option without the payment of any consideration; provided that the Optionee shall be notified of such treatment and given a reasonable opportunity to exercise the Option (to the extent the Option is currently vested and exercisable or becomes vested and exercisable in connection with the Change in Control) before the Change in Control.

16.LISTING AND REGISTRATION OF SHARES

(a)No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board or the Committee, as the case may be, shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Option or the issue of shares thereunder unless such listing, registration, qualification, consent, or approval shall have been affected or obtained free of any conditions not acceptable to the Board.

(b)If a registration statement under the Securities Act of 1933 with respect to shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their disposition, and the Company may place upon any stock certificate for shares issuable upon exercise of such Option such legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933 or any other applicable law.

17.CLAWBACK

Notwithstanding any other provisions in this Plan, any Option (or the proceeds thereof) that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). All Options granted under the Plan will be subject to the Company’s Recovery of Erroneously Awarded Compensation Policy, as amended from time to time.

18.CODE SECTION 409A COMPLIANCE

All Options granted under this Plan are intended to be exempt from Section 409A of the Code and the Plan and any Option Agreement shall be construed accordingly. However, the Company will not be liable to any Optionee or beneficiary with respect to any adverse tax consequences arising under Section 409A or other provision of the Code.

19.UNCERTIFICATED SHARES

In respect of any reference in the Plan providing for issuance of stock certificates to reflect the transfer of shares of Common Stock, the transfer of such shares of Common Stock may be accomplished on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20EFFECTIVE DATE OF PLAN

Subject to the approval of the shareholders of the Company at the 2025 Annual Meeting of Shareholders, the Plan shall be effective as of October 17, 2025.

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TAYLOR DEVICES, INC.
ATTN: TIMOTHY J. SOPKO
90 TAYLOR DRIVE
NORTH TONAWANDA, NY 14120

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TAYLOR DEVICES, INC.

The Board of Directors recommends you vote FOR Proposal 1:

1. Election of one Class 3 Director for a three year term to expire in 2028.

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1a. Robert Carey	☐	☐

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